EXHIBIT 99.2

                                             Contact:  Andy Stern
                                             Sunwest Communications
                                             214-373-1601

FOR IMMEDIATE RELEASE:  February 13, 1998


SPECIALTY FOODS CORPORATION RECEIVES COMMITMENT
FOR NEW SENIOR CREDIT FACILITY


DEERFIELD, IL - Specialty Foods Corporation today announced that it has entered into a Commitment Letter with Donaldson, Lufkin & Jenrette Securities Corporation and DLJ Capital Funding, Inc. pursuant to which DLJ has committed to provide a $298.75 million Term Loan and Revolving Credit Facility to Specialty Foods and its subsidiaries.

Specialty Foods intends to use proceeds from the Term Loan and Revolving Credit Facility to refinance existing indebtedness, invest in its baking businesses, including acquisitions, and for general corporate purposes.
Consummation of the transaction is subject to certain customary closing conditions. Specialty Foods expects the transaction to close on or before March 31, 1998.

Specialty Foods Corporation is a wholly-owned subsidiary of Specialty Foods Acquisition Corporation.